Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8, of our report dated December 4, 2024, relating to the consolidated financial statements of DLH Holdings Corp. appearing in the entity’s Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
April 1, 2025
{N0317744 }